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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Nos. 333-105536, 333-105536-01, 333-105536-02,
333-105536-03 and 333-105536-04) and related Prospectus of Apache Corporation for the registration of up to $1.5 billion of securities and to the incorporation by reference therein of our reports dated March 14, 2003 (except for the two-for-one stock split and the Statement of Financial Accounting Standards No. 141 and 142 disclosure discussed in Note 1 to those financial statements for which the date is January 16, 2004), with respect to the consolidated financial statements of Apache Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission; and our report dated June 13, 2003, with respect to the statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Apache Corporation from BP p.l.c. for the year ended December 31, 2002 included as Exhibit 99.4 to the Amendment No. 1 and Amendment No. 2 to Current Report on Form 8-K/A dated March 18, 2003, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
                                                     ERNST & YOUNG LLP

Houston, Texas
January 21, 2004